UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 2, 2021
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
145 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Effective on April 2, 2021, Sharon Y. Bowen was elected to fill a vacancy on the Board of Directors (the “Board”) of Akamai Technologies, Inc. (“Akamai”). Ms. Bowen was elected to serve until the 2021 Annual Meeting of Stockholders or until her successor is duly appointed and qualified. Ms. Bowen most recently served as a Commissioner of the United States Commodity Futures Trading Commission between June 2014 and September 2017. She previously served as Vice Chair of the Securities Investor Protection Corporation (the “SIPC”) from February 2010 to February 2012 and as Acting Chair of the SIPC from March 2012 until May 2014. Ms. Bowen was a partner in the law firm Latham & Watkins LLP from 1991 until 2014, having joined the firm as a senior corporate associate in 1988.

There are no arrangements or understandings between Ms. Bowen and any other person pursuant to which she was elected as a director. Ms. Bowen was also appointed to the Environmental Social & Governance and Audit Committees of the Board.

In accordance with Akamai’s non-employee director compensation plan as described in Akamai’s definitive proxy statement on Schedule 14A filed on April 9, 2020 with the Securities and Exchange Commission, Ms. Bowen’s compensation for her services as a non-employee director will be consistent with that of Akamai’s other non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2021	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Aaron Ahola
Aaron Ahola, Executive Vice President and General Counsel